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                  CONTRIBUTION AGREEMENT, dated as of February 23, 1999, between
Triarc Companies, Inc., a Delaware corporation ("Triarc"), and Triarc Consumer Products Group, LLC, a Delaware limited liability company ("TCPG").

                                    RECITALS

                  WHEREAS, Triarc owns 1,000 shares of common stock, par value $1.00 per share (the "RCAC Shares"), of RC/Arby's Corporation, a Delaware corporation ("RCAC"), constituting one-hundred percent (100%) of the issued and outstanding capital stock of RCAC;

                  WHEREAS, Triarc owns (i) 850,000 shares of common stock, par value $1.00 per share (the "TBHC Common Shares"), of Triarc Beverage Holdings Corp. a Delaware corporation ("TBHC"), constituting one-hundred percent (100%) of the issued and outstanding common stock of TBHC and (ii) 750 shares of redeemable cumulative convertible preferred stock, par value $1.00 per share (the "TBHC Preferred Shares", together with the TBHC Common Shares, the "TBHC Shares"), of TBHC, constituting one-hundred percent (100%) of the issued and outstanding preferred stock of TBHC;

                  WHEREAS, Triarc owns 1,000 shares of common stock, par value $1.00 per share (the "Cable Car Shares", together with the RCAC Shares and the TBHC Shares, the "Shares"), of Cable Car Beverage Corporation, a Delaware corporation ("Cable Car"), constituting one-hundred percent (100%) of the issued and outstanding capital stock of Cable Car; and

                  WHEREAS, Triarc being the sole stockholder of RCAC, TBHC and Cable Car, desires to transfer and contribute the Shares to TCPG in exchange for all of the membership interests of TCPG, and TCPG desires to receive such shares.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Contribution. On the terms and subject to the conditions set forth in this Agreement, Triarc shall assign, convey, transfer and deliver, as a capital contribution to TCPG, all of its rights, title and interest in the Shares to TCPG.

                  2. The Closing. Simultaneously with the execution hereof, Triarc shall deliver to TCPG certificates representing the Shares, in each case duly endorsed in blank or accompanied by appropriate instruments of transfer duly endorsed in blank, together with any other documents that are necessary for TCPG to acquire record and beneficial ownership of the Shares.

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                  3. Further Assurances. Each party hereto shall execute,
deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as the other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

                  4. Miscellaneous. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

                                            TRIARC COMPANIES, INC.

                                            By:   /s/ JOHN L. BARNES, JR.
                                                  ------------------------------
                                                  John L. Barnes, Jr.
                                                  Executive Vice President


                                            TRIARC CONSUMER PRODUCTS
                                            GROUP, LLC

                                            By:   /s/ JOHN L. BARNES, JR.
                                                  ------------------------------
                                                  John L. Barnes, Jr.
                                                  Executive Vice President


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